UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 16, 2020

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported, on January 28, 2020, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among Oncor, as borrower, the lenders listed therein (the “Lenders”), and Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent for the Lenders and as a Lender. The Term Loan Agreement provides for a term loan credit facility in an aggregate principal amount of up to $450 million. The Term Loan Agreement matures on June 1, 2021. On March 16, 2020, Oncor drew down the remaining $232 million available for borrowing under the Term Loan Agreement and intends to use the proceeds for general corporate purposes. Oncor’s borrowing under the Term Loan Agreement bears interest at a per annum rate equal to, at Oncor’s option, (i) LIBOR plus 0.50% until June 1, 2021 or (ii) an alternate base rate (the highest of (1) the prime rate of SMBC, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1%).

Additional details regarding the Term Loan Agreement are contained in Item 1.01 and Item 2.03 of Oncor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2020 (“Prior 8-K”) and are incorporated herein by reference. The foregoing discussion of the terms of the Term Loan Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Term Loan Agreement filed as Exhibit 10.1 to the Prior 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: March 17, 2020